UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2017

Alkame Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2017, Alkame Holdings, Inc. (the “Company”) entered a series of agreements under which we have acquired through an operating lease, the operating assets of Bell Foods International, Inc. (“Bell”) and simultaneously entered a property lease for the manufacturing facilities of Bell.

Bell Foods International, Inc., based in Oregon, is a marketer, importer, manufacturer and customized co-packer of all natural, organic and gourmet specialty food products. Known for high quality and both large and small production capacities, Bell is a recognized and respected member of the food and beverage manufacturing community.

The deal is structured as an assumption of the operations of Bell via an initial 5-year lease of the manufacturing facility at market rates, and a 5-year lease of the manufacturing equipment for $1.00 per year with an option to purchase at the end of the lease.  In addition, Alkame will simultaneously acquire certain trademarks and brands from Bell, the customer list, accounts receivable, supplier list, production methods, and inventory of Bell.

This assumption of operations will add approximately $1.5 million in annual revenue to Alkame.  In addition to the added revenue, all customers’ accounts, accounts payable and receivables, inventory, internet properties, and an extensive library of product formulations, along with the continuation to offer private label programs and customized co-packing solutions for a selected variety of specialty gourmet items. Along with the acquisition brings the ownership and title to the product expansion product offerings of the brands: Everyday Gourmet Fine Foods, Everyday Organic Fine Foods, Mr. Jalapeno, and NutraBell Gourmet Fine Foods

The “Everyday Gourmet” brand is Bell Foods signature product line since 2003. Under “Everyday Gourmet”, Bell Foods sells various products ranging from drink mixes, to all types of sauces and condiments, as well as jams, jellies and even pickled Green Beans, among many others.

Everyday Organic is Bell Foods organic certified label used for their certified organic products. Currently Bell Foods organic products include a drink mix called Agave Nectar.

Mr. Jalapeno – Bell Foods hot sauce brand and Jalapenos peppers. Current products include a green mild sauce called “Salsa Verde” which is an award-winning product.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosures set forth under Item 1.01 of this Current Report, with disclosures incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events.

(a) Financial statements of businesses acquired.

Financial statements required by this item are not included in this report and will be filed by amendment not later than 71 calendar days after the date of this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 8, 2017	Alkame Holdings, Inc.

By: /s/Robert Eakle
Robert Eakle
Chief Executive Officer